EXHIBIT 10.29
                        CONVEYANCE OF PRODUCTION PAYMENT

        This CONVEYANCE OF PRODUCTION PAYMENT ("Conveyance"), effective as of the "Effective Time", is from VAALCO Energy (USA), Inc., whose address is 4600 Post Oak Place, Suite 309, Houston, Texas 77027 ("Grantor"), to Tenneco Ventures Finance Corporation, whose address is 1010 Milam, Houston, Texas 77002 ("Grantee").

        WHEREAS, Grantor is the owner of undivided interests in and to the oil and gas leases described in Exhibit A hereto, and Grantor has agreed to convey to Grantee as a production payment the following described limited overriding royalty interest in such leases; and

        WHEREAS, capitalized terms as used herein shall have the meanings given to them in Article II hereof unless otherwise defined herein.

        NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

                                    ARTICLE I

                                   CONVEYANCE

        Section 1.01. CONVEYANCE OF PRODUCTION PAYMENT. In consideration of the payment by Grantee to Grantor of the Production Payment Amount, the receipt of which is hereby acknowledged, Grantor hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, SETS OVER AND DELIVERS unto Grantee, its successors and assigns, for the term commencing on the Effective Time and ending on the Termination Time, as a PRODUCTION PAYMENT, a limited overriding royalty interest in and to all Hydrocarbons in and under and that may be produced and saved from the Subject Lands equal to the Production Payment Percentage, together with all and singular the rights and appurtenances thereto in any wise belonging (the "Production Payment").

        TO HAVE AND TO HOLD the Production Payment unto Grantee, its successors and assigns forever, subject to the following terms, provisions and conditions.

        Section 1.02. NON-OPERATING, NON-EXPENSE-BEARING INTEREST The Production Payment conveyed hereby is a non-operating, non-expense-bearing limited overriding royalty interest in and to the Subject Interests free of all cost, risk and expense of production, operations and delivery, other than applicable Hydrocarbon severance Taxes. In no event shall Grantee ever be liable or responsible in any way for payment of any costs, expenses or liabilities attributable to the Subject Interests (or any part thereof) or incurred in connection with the production, saving or delivery of Production Payment Hydrocarbons, except that Grantee shall be responsible for the payment of its respective share of Hydrocarbon severance Taxes as provided in Section 1.07. This Conveyance is an absolute conveyance of a real property interest.
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        Section 1.03. TERMS AND DISCHARGE OF PRODUCTION PAYMENT. The Production
Payment shall remain in full force and effect until 7:00 a.m. Central Time on the day following the Termination Time. Upon termination of the Production Payment as above provided, all rights, titles and interests herein conveyed shall automatically terminate and vest in Grantor and, upon request by Grantor, Grantee shall execute and deliver such instrument or instruments as may be necessary to evidence the termination of the Production Payment. In the event any individual Subject Interest (or portion thereof, as applicable) should terminate before the Termination Time and not be extended, renewed or replaced, the Production Payment no longer shall apply to that particular Subject Interest (or such portion thereof, as applicable), but the Production Payment shall remain in full force and effect and undiminished as to all remaining Subject Interests (and the remainder portion of such Subject Interest, as applicable), and the Production Payment Percentage shall not be reduced or diminished as to any remaining Subject Interests by reason of the termination of any one or more of the individual Subject Interests.

        Section 1.04. DELIVERY TO GRANTEE. The Production Payment Hydrocarbons shall be delivered to the credit of Grantee into the facilities of the First Transporter or first purchaser at the Delivery Points. As between Grantor and Grantee, Grantor shall be in exclusive control and possession of the Production Payment Hydrocarbons deliverable hereunder and responsible for any loss, damage or injury caused thereby.

        Section 1.05. CERTAIN LIMITATIONS. The Production Payment shall be subject to the following provisions:

               (a) Grantee shall look solely to the Production Payment Hydrocarbons for satisfaction and discharge of the Production Payment Amount, and Grantor shall not be personally liable for the payment and discharge thereof

               (b) There shall not be included in the Production Payment Hydrocarbons any Hydrocarbons used by Grantor in conformity with good oil field practices for drilling and production operations conducted for the purpose of producing subject Hydrocarbons from the Subject Interests or from any unit to which the Subject Interests are committed; however, Grantor shall not, without the consent of Grantee, use Hydrocarbons allocable to the Subject Interests for the purpose of gas injection, secondary or tertiary recovery, pressure maintenance, repressuring or cycling operations.

        Section 1.06. MEASUREMENT. Measurement of the volume and Btu Content of Production Payment Hydrocarbons delivered hereunder shall be made at the existing metering points. Measurement of Gas shall be as determined under the applicable transportation agreement with the First Transporter. The last previous measurement of Btu content of Gas under the applicable transportation agreement between Grantor and the First Transporter (corrected, if necessary, to an actual water vapor content basis), shall be deemed to be the Btu Content for all Gas delivered from that measurement date until the next following measurement date, and there shall be no retroactive application or adjustment relating to Btu Content. Measurement of Oil shall be determined in accordance with generally accepted industry practices in effect at the time and place of delivery using the latest American Society for Testing Materials (A.S.T.M.) or American Petroleum Institute (A.P.I.) test methods. Volume of Oil shall be corrected to 60 degrees
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Fahrenheit temperature in accordance with the latest A.S.T.M. test methods and the latest edition of A.P.I. volume correction tables, and full deductions shall be made for all basic sediment and water and other impurities.

        Section 1.07. ROYALTIES; TAXES. The Production Payment shall be free of (and without deduction therefrom of) any and all royalties and other burdens on production and shall bear no part of same; Grantor's leasehold interest shall be burdened with, and Grantor shall timely pay, all such royalties and other burdens on production, and Grantor shall defend, indemnify and hold Grantee harmless from and against any loss or claim with respect to any such royalties and other burdens on production or any claim by the owners or holders of such royalties and other burdens on production. Grantor and the leasehold interest of Grantor shall bear and pay all Taxes with respect to the Production Payment and the Production Payment Hydrocarbons, with the Production Payment Hydrocarbons being free of Taxes and delivered without deduction for Taxes; PROVIDED, HOWEVER, that Grantor and Grantee shall each bear their respective shares of all Hydrocarbon severance Taxes.

        Section 1.08. MORTGAGE, ASSIGNMENT OR POOLING BY GRANTOR. During the term of the Production Payment, (i) Grantor shall not mortgage, pledge or hypothecate the Subject Interests or create or allow to remain thereon any lien or security interest thereon or on any Hydrocarbons produced therefrom, and (ii) Grantor shall not assign, sell, convey or otherwise transfer Grantor's remaining interests in the Subject Interests or any part thereof unless Grantee expressly consents thereto in writing, the transferee expressly agrees to assume and perform all of Grantor's obligations under this Conveyance and the Production Agreement and such sale, transfer or assignment is made and accepted expressly subject and subordinate to this Conveyance and the Production Agreement. Any purported mortgage, pledge, hypothecation, lien, security interest, assignment, sale, conveyance or other transfer in contravention of the foregoing terms shall be null and void. During the term of the Production Payment, Grantor shall not voluntarily pool, communitize or unitize the Production Payment or the Subject Interests without the express written consent of Grantee, except to the extent required to satisfy applicable Legal Requirements, and any purported pooling, communitization or unitization in contravention of the preceding clause shall be null and void as to Grantee and shall not have the effect of pooling or affecting the Production Payment.

        Section 1.09. TITLE. Grantor warrants and represents that the Leases are valid and subsisting oil and gas leases covering the lands described in Exhibit A; Grantor's ownership of the Subject Interests entitles Grantor to a share of all Hydrocarbons produced from or attributable to the Subject Wells and of the proceeds of such production, after giving effect to and/or deducting all applicable royalties, overriding royalties and other burdens or payments out of production (except the Production Payment) which is not less than the respective net revenue interests identified on Exhibit A, and obligates Grantor to pay a share of all costs of operation of the Subject Wells which is not greater than the respective operating rights or leasehold interests identified on Exhibit A. Grantor hereby binds Grantor and Grantor's heirs, legal representatives and successors, to warrant and forever defend all and singular title to the Production Payment and the Production Payment Hydrocarbons unto Grantee, its successors and assigns; provided, however, the foregoing warranty shall not be breached in any manner by the existence of the Permitted Encumbrances. -3-
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        Section 1.10 NO PROPORTIONATE REDUCTION. It is understood and agreed that, though the Production Payment is conveyed by Grantor to Grantee out of the Subject Interests, such Production Payment shall be equal to the full Production Payment Percentage of the Hydrocarbons produced from (or, to the extent pooled or unitized, allocated to) the Subject Lands, and shall not be reduced for any reason (including, without limitation, the same shall not be reduced if the undivided interest in a Lease represented by Subject Interests is less than the entire interest in such Lease, or if the interest in oil, gas and other minerals underlying such portion of the Subject Lands, or if the share of production from (or, to the extent pooled or unitized, allocated to) any portion of the Subject Lands which is attributable to the Subject Interests is less than the "Net Revenue Interest" set forth on Exhibit A for such portion of the Subject Lands or if Grantor does not own, or otherwise have good title to, the Subject Interests described on Exhibit A).

                                   ARTICLE II

                                   DEFINITIONS

        As used herein and in the exhibits hereto, the following terms shall have the respective meanings ascribed to them below:

        "British Thermal Unit" or "Btu" means the amount of energy required to raise the temperature of one (1) pound of pure water one degree Fahrenheit (1oF.) from fifty-nine degrees Fahrenheit (59oF.) to sixty degrees Fahrenheit (60oF.) under a constant pressure of 14.73 pounds per square inch absolute.

        "Btu Content" means the Btu content determined on an actual water vapor content basis.

        "Central Time" means Central Standard Time or Central Daylight Savings Time in effect on the date in question.

        "Delivery Points" means the points in or near the field where Hydrocarbons are customarily delivered to the purchasers thereof

        "Effective Time" means 7:00 a.m. Central Time on October 1, 1996.

        "Existing Gas Sales Contracts" means those Gas Sales Contracts listed as Permitted Encumbrances on Exhibit A.

        "First Transporter" means the first interstate or intrastate pipeline downstream of the Delivery Point.

        "Force Majeure" means acts of God, strikes, lockouts or other industrial disturbances, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints and prohibitions of government, either federal or state, inability to obtain necessary materials, supplies (other than Hydrocarbons), or permits due to existing or future rules, order, laws of
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governmental authorities (both federal and state civil disturbances, explosions, sabotage, breakage or accident to machinery or lines of pipe, freezing of lines of pipe, interruption or curtailment of firm or interruptible transportation services provided by third party transporters, and any other causes whether of the kind herein enumerated or otherwise, which are not anticipated at the time of execution hereof, which are not within the control of the party claiming suspension and which by the exercise of due diligence such party could not have prevented or is unable to overcome. By way of illustration, the term "Force Majeure" shall not include shutdowns due to routine maintenance, repairs, or workovers, restrictions caused by gas balancing agreements or arrangements, or depletion of reserves.

        "Gas" means natural gas and other gaseous hydrocarbons.

        "Hydrocarbons" means Oil and Gas.

        "Lease" means an oil and gas lease described, referred to or identified in Exhibit A hereto, and any replacement lease taken upon or in anticipation of expiration or termination of such lease (if executed and delivered during the term of or within one (1) year after expiration of the predecessor lease), as to all lands and depths described in the predecessor lease (unless the predecessor lease is specifically limited in depth or area extent in Exhibit A in which event only such portion of such lease shall be considered a renewal or extension or a replacement lease subject to this Conveyance); and "Leases" means all such leases and all such renewals and extensions and replacement leases.

        "Legal Requirement" means any requirement imposed pursuant to any statute, rule, regulation, order, permit or license of any applicable governmental authority or by any applicable court order.

        "MMBtu" means 1,000,000 British Thermal Units.

        "Month" means a calendar month.

        "Oil" means crude oil, condensate and other liquid hydrocarbons.

        "Permitted Encumbrance" means the following:

               (a) the agreements, contracts and other documents described in Exhibit A (to the extent the same are valid and enforceable and burden the Subject Interests) and lessors' royalties, overriding royalties, reversionary interests and similar burdens which affect the Subject Interests, to the extent the foregoing taken in the aggregate (i) do not reduce Grantor's net revenue interest in Hydrocarbons produced from any Subject Well to less than the net revenue interest set forth in Exhibit A for the Subject Interest pertaining to the applicable Lease and (ii) do not increase Grantor's portion of costs and expenses relating to operation of any Subject Well to a portion greater than the working interest percentage for the applicable Lease shown in Exhibit A;

               (b) division orders and sales contracts terminable without penalty upon no more than thirty (30) days' notice to the purchaser;
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               (c) liens for taxes or assessments not yet delinquent;

               (d) materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar liens or charges arising in the ordinary course of business, to the extent the same secure amounts not yet due and payable;

               (e) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, to the extent the same do not materially interfere with operations on, or the operation, value or use of, any Lease or any Subject Interest; and

               (f) other valid and enforceable liens, charges, encumbrances, contracts, agreements, obligations, defects and irregularities affecting the Subject Interests which taken in the aggregate and together with the matters identified in clauses (a) through (e) above: (i) do not materially interfere with operations on or the operation, value or use of any Subject Interest; (ii) do not prevent Grantor from receiving any proceeds of production from any Subject Well or Grantee from receiving Production Payment Hydrocarbons, or the proceeds thereof, from any Subject Interest; (iii) do not reduce Grantor's net revenue interest in Hydrocarbons produced from any Subject Well or applicable Lease to less than the net revenue interest set forth in Exhibit A for the Subject Interest pertaining to that Subject Well or applicable Lease; and (iv) do not increase Grantor's portion of costs and expenses relating to operation of any Subject Well or applicable Lease to a portion greater than the working interest percentage shown in Exhibit A for that Subject Well or applicable Lease.

        "Production Agreement" is that certain Production and Delivery Agreement dated of even date herewith by and between Grantor and Grantee.

        "Production Payment" shall have the meaning given such term in Section
1.01 hereof.

        "Production Payment Amount" shall mean $618,469.

        "Production Payment Gas" means the portion of the Production Payment Hydrocarbons which are Gas.

        "Production Payment Hydrocarbons" shall mean the Hydrocarbons conveyed to Grantee pursuant to Section 1.01 hereof.

        "Production Payment Oil" means the portion of the Production Payment Hydrocarbons which are Oil.

        "Production Payment Percentage" means with respect to each Subject Interest the percentage specified for such Subject Interest in Exhibit A.

        "Property" means any Subject Interest or group of Subject Interests identified as a separate Property on Exhibit A.
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        "Subject Interests" or "Subject Interest" means the respective interests set forth in Exhibit A in and to each Lease and any and all additional right, title, interest or claim of every kind and character of Grantor in the Leases and all lands now or hereafter pooled, communitized or unitized therewith, even though Grantor's interest be incorrectly or incompletely described in Exhibit A, all as the same shall be enlarged by the discharge of any burdens by the reversion of any interest or by the removal of any charges or encumbrances to which any of the same may be subject at the Effective Time, and any and all renewals and extensions of any of the same, but expressly excluding any additional interest in the Subject Wells acquired by Grantor after the execution and delivery of this Conveyance, other than by reason of or resulting from the discharge of any burden, the reversion of any interest or the removal of any charge or encumbrance.

        "Subject Lands" means all lands described in each oil and gas lease described, referred to or identified in Exhibit A, and all lands now or hereafter pooled, communitized or unitized therewith as to all depths.

        "Subject Well" or "Subject Wells" means any and all wells now located on the Leases or hereafter drilled on the Leases, and any other wells now or hereafter located on lands, waterbottoms, or leases pooled, communitized or unitized with the Leases, from the surface to the total depth to which any such well or wells may be drilled.

        "Taxes" means all ad valorem, property, occupation, gathering, pipeline regulating, windfall profit, severance, gross production, excise and other taxes and governmental charges and assessments imposed on the Subject Interests or the Production Payment, including the Production Payment Hydrocarbons, other than income taxes.

        "Termination Time" is defined in Section 28 of the Production Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

        Section 3.01. PROTECTION TO PURCHASERS. No pipeline company or other person purchasing or taking or processing Production Payment Hydrocarbons shall be required to take notice of, or to keep informed concerning, termination of the Production Payment, until actual receipt of written notice from Grantee advising such company or person of such termination.

        Section 3.0. GOVERNING LAW. THIS CONVEYANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, TIlE LAWS OF THE STATE OF TEXAS.

        Section 3.03. SUCCESSORS AND ASSIGNS. The provisions and conditions contained in this Conveyance shall run with the land and the respective interests of Grantor and Grantee and (subject to the foregoing restrictions in
Section 1.08) shall be binding upon and inure to the benefit of Grantor and Grantee and their respective successors and assigns. All references herein to either Grantor or Grantee shall include their respective successors and assigns.
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        Section 3.04. COUNTERPART EXECUTION; RECORDATION. This Conveyance may be
executed in multiple originals all of which shall constitute one and the same Conveyance.

        EXECUTED in multiple originals this 11th day of December, 1996, but effective for all purposes as of the Effective Time in the presence of the undersigned competent witnesses.

WITNESSES:                         VAALCO ENERGY (USA), INC.

/s/Unreadable Signature            By:/s/VIRGIL A. WALSTON
                                   Name: Virgil A. Walston
/s/Unreadable Signature            Title:Vice Chairman




WITNESSES:                         TENNECO VENTURES FINANCE CORPORATION

/s/CHARLES A. JAMES                 By:/s/CATHERINE L. SLIVA
                                    Name: Catherine L. Sliva
/s/DAVID C. STEVENS                 Title:V. P.
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THE STATE OF TEXAS

COUNTY OF HARRIS

        On this 11th day of December, 1996, before me appeared Virgil A. Walston, to me personally known, who being by me duly sworn, did say that he is the duly authorized Vice Chairman of VAALCO Energy (USA), Inc., and that said instrument was signed on behalf of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

                                  /s/Judy Willis
                                  Notary Public

THE STATE OF TEXAS

COUNTY OF HARRIS

        On this 11th day of December, 1996, before me appeared Catherine L. Sliva, to me personally known, who being by me duly sworn, did say that he is the duly authorized Vice President of Teneco Ventures Finance Corporation, and that said instrument was signed on behalf of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my official hand and seal on the date hereinabove written.

                                  /s/Judy Willis
                                  Notary Public
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                                   EXHIBIT "A"

Attached to and made a part of that certain Conveyance of Production Payment dated effective October 1, 1996, by and between VAALCO Energy (USA), Inc., as Grantor, and Tenneco Ventures Finance Corporation, as Grantee.

LEASES:
1)      MMS SERIAL NO.:               OCS-G 3313
        DATE OF LEASE:                April 1, 1976
        LESSEE:                       Exxon Corporation
        DESCRIPTION:

        Block 280, HIGH ISLAND AREA, East Addition, South Extension, as shown on OCS Leasing Map, Texas Map No. 7C, INSOFAR as it pertains to all horizons from the surface of the earth down to and including the stratigraphic equivalent of 6,182 feet subsea (being the total depth (TVD) of the Hall-Houston Oil Company OCS-G 3313 No. 2 Well plus 100 feet) within the North Half (N/2), the East Half of the Southeast Quarter (E/2SE/4), the Southwest Quarter of the Southeast Quarter (SW/4SE/4), and the East Half of the Northwest Quarter of the Southeast Quarter (E/2NW/4SE/4) thereof.

2)      MMS SERIAL NO.:               OCS-G 8570
        DATE OF LEASE:                October 1, 1986
        LESSEE:                       Mobil Exploration & Producing U.S. Inc.
        DESCRIPTION:

        Block 314, High Island Area, East Addition, South Extension, as shown on OCS Leasing Map, Texas Map No. 7C, INSOFAR as it pertains from surface to 100' below the stratigraphic equivalent of 2,296' TVD, as seen in OCS-G 8570 Well No. 1.

3)      MMS SERIAL NO.:               OCS-G 2410
        DATE OF LEASE:                August 1, 1973
        LESSEE:                       Mesa Petroleum Co., Canadian Occidental
                                      of California,
                                      Inc., Quintana Offshore Inc.


        DESCRIPTION:

        Wl2 of Block A-313, High Island Area, East Addition, South Extension, OCS Leasing Map, Texas Map No. 7C, from the surface of the earth down to, but not below, a depth of 2,604', being 100' below the deepest vertical depth drilled in the Hall-Houston Oil Company No. B-1 (OCS-G 2410) Well located in the W/2 of Block 313.

4)      MMS SERIAL NO.:               OCS-G 2552
        DATE OF LEASE:                May 1, 1974
        LESSEE:                       Getty Oil Company, et al
        DESCRIPTION:

        All of Block 538, West Cameron Area, South Addition, as shown on OCS Leasing Map, Louisiana Map No. lB.